EXHIBIT 23(e)
                                December 3, 1998




                         CONSENT OF INVESTMENT BANKERS

     We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our Opinion of Fairness dated December 3, 1998 rendered to the Board of Directors of Scott & Stringfellow Financial, Inc. ("S&S") in connection with the merger of S&S with and into BB&T Corporation and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.



                                         Sincerely,


                                         SCOTT & STRINGFELLOW, INC.



                                         /s/    G. JACOB SAVAGE III
                                         --------------------------------
                                         G. Jacob Savage III
                                         Managing Director
                                         Financial Institutions Group
                                         Corporate Finance Department